UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014

GENOCEA BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36289	51-0596811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor Cambridge, MA	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 876-8191

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2014, the Board of Directors (the “Board”) of Genocea Biosciences, Inc. (the “Company”) elected Kenneth Bate, age 64, to the Board as a independent director, effective September 11, 2014.  Mr. Bate will be a Class I director of the Company and will be nominated for re-election at the annual meeting of the stockholders of the Company to be held in 2015. Mr. Bate has also been appointed to serve as a member of the Audit Committee of the Board and as a member and chairman of the Compensation Committee of the Board commencing upon the effectiveness of his election to the Board.

Mr. Bate currently is chairman of the board of Cubist Pharmaceuticals, Inc., and is a director of BioMarin Pharmaceuticals, AVEO Pharmaceuticals and Catabasis Pharmaceuticals. Mr. Bate previously served as president and chief executive officer of Archemix Corp. and NitroMed Inc., chief financial officer of Millennium Pharmaceuticals Inc. and Biogen Inc., and co-founded JSB Partners LLC, a banking and advisory services firm for biopharmaceutical and life sciences companies. He holds a MBA from the Wharton School of the University of Pennsylvania and a BA from Williams College.

Mr. Bate will receive compensation from the Company for his service as a director in accordance with the Company’s  non-employee director compensation policy, including an  annual director fee, Audit Committee fee, Compensation Committee fee, and Compensation Committee chairman fee of $35,000, $7,500, $5,000 and $5,000, respectively.  Pursuant to the Company’s non-employee director compensation policy and its 2014 Equity Incentive Plan and non-qualified stock option award agreement, Mr. Bate received an award of stock options to purchase 10,084 shares of the Company’s common stock on September 11, 2014 and will be granted an annual award of stock options to purchase 5,042 shares of the Company’s common stock on the first business day following January 1st of each calendar year, subject to his continued service as a director of the Board.

In accordance with the Company’s customary practice, the Company has entered into an indemnification agreement with Mr. Bate, which requires the Company to indemnify him against certain liabilities that may arise in connection with his status or service as a director.  The indemnification agreement also provides for an advancement of expenses incurred by Mr. Bate in connection with any proceeding relating to his status as a director.  The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-197247), and which is incorporated herein by reference.

There is no arrangement or understanding between Mr. Bate and any other person pursuant to which Mr. Bate was selected as a director.  Other than as described above, there are no transactions involving Mr. Bate requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

A press release announcing Mr. Bate’s election to the Board is filed as Exhibit 99.1 hereto.

Item 9.01                   Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

Date: September 11, 2014	By:	/s/ Jonathan Poole
Jonathan Poole
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Genocea Biosciences, Inc. dated September 11, 2014.